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                                                                   Exhibit 10.26


                             MEMORANDUM OF AGREEMENT


                  This Memorandum of Agreement (the "Agreement") is entered into this 27th day of April, 1999 by and between Telemundo Network Group LLC, a California limited liability company, ("Telemundo") and quepasa.com, inc., a Nevada corporation ("quepasa"), with reference to the following:


                  WHEREAS, quepasa is a Spanish-language computer internet portal and search engine with unique capabilities relating to the creation and maintenance of web sites directed to the Hispanic population; and

                  WHEREAS, Telemundo is one of the largest U.S. Spanish-language television networks and creators of content designed to appeal to the Hispanic population, and Telemundo desires to create and maintain its own web site.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:


                  1. Upon execution of this Agreement, quepasa agrees to issue Telemundo 600,000 of its authorized but unissued shares of Common Stock (the "Shares") equal to 6.2 percent (6.2%) of its currently outstanding shares of Common Stock. For purposes of this Agreement, the parties agree that the Shares are being valued at $10 each. The certificate representing the Shares shall contain a customary legend reflecting that the Shares have been acquired for investment purposes and that transfer is restricted under the Securities Act of 1933, as amended, (the "Act").


                  2. Upon execution of this Agreement, quepasa agrees to issue Telemundo a Common Stock Purchase Warrant (the "Warrant") to purchase 1,000,000 of its authorized but unissued shares of Common Stock (the "Warrant Shares") equal to 10.3 percent (10.3%) of its currently outstanding shares of Common Stock. The Warrant shall be exercisable, in whole or in part, beginning immediately following the effectiveness of the proposed initial public offering of quepasa Common Stock (the "IPO") and the Warrant shall expire two (2) years from the date it first becomes exercisable. The Warrant exercise price shall be
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equal to 120 percent (120%) of the IPO offering price to the public. The Warrant agreement and the certificate representing the Warrant Shares shall contain a customary legend reflecting that the securities have been acquired for investment purposes and that transfer is restricted under the Act. Beginning six
(6) months after the IPO, Telemundo shall be entitled to registration rights to have the Warrant and the Warrant Shares registered for sale under the Act within thirty (30) days after giving written notice to quepasa on two (2) separate occasions, and shall be entitled to unlimited piggyback registration rights with respect to the Warrant and the Warrant Shares. Upon issuance hereunder, the Warrant shall contain customary proportionate antidilution protection with respect to all issuances by quepasa of Common Stock or securities convertible into Common Stock except with respect to (i) the IPO, including any warrants issued to an underwriter, and (ii) issuances of options under quepasa's 1998 Stock Option Plan, as amended. In addition upon exercise of the Warrant, Telemundo may elect to (a) pay the exercise price in cash, (b) pay the exercise price by having Warrant Shares otherwise deliverable upon exercise of the Warrant withheld based upon the trading price of quepasa Common Stock, or (c) deliver to quepasa previously acquired shares of quepasa Common Stock having a value (without regard to whether the transfer of such shares is restricted under the Act) equal to the exercise price.

          3. Upon the latter to occur of (a) completion of the IPO or (b) expiration of the 26-week advertising campaign which will commence on or about August 1999, Telemundo shall make available to quepasa a $5 million credit for advertising on the Telemundo network. Such credit may be expended at the rate of $1 million per year spread over a 5 year term. The placement of such advertising shall be determined by Telemundo in the exercise of its good faith business judgment and in consultation with quepasa, provided that no more than 60% shall be placed on a run of the schedule basis and no less than 40% shall be placed on a program specific or product integration/program content basis. The value of all placed advertising or equivalent shall be determined at Telemundo's then prevailing rates.

                  4. The parties acknowledge that quepasa has heretofore purchased advertising in conjunction with a 26-week advertising campaign which will expire on or about August 1999. Promptly upon expiration of that campaign, quepasa will purchase an additional $1 million of advertising time spread per industry


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custom over the following 26-week period at then prevailing rates on the
Telemundo network, payment on commencement of the campaign.


                  5. Telemundo has advised quepasa of its intent to develop a web site and quepasa agrees to provide its resources to the extent required in order to design, develop and build Telemundo's website according to specifications to be provided by Telemundo. This undertaking to develop and build such website and in order to complete same on or before July 1, 1999 is additional consideration for the securities issued to Telemundo under Sections 1 and 2 above. The parties shall agree on milestone deliverables and schedules for the development of the website, and quepasa shall exercise best efforts in order to comply with same. quepasa shall maintain and provide technical support and enhance and refresh the site from time to time as requested by Telemundo for a term of five (5) years commencing on the date of launch of the website.



                  Any materials not provided by Telemundo and utilized by quepasa shall be owned by quepasa and utilized for the benefit of Telemundo, subject to a perpetual license for use to Telemundo and free access thereto; provided, however, any materials which are created uniquely for Telemundo shall be owned by Telemundo. Telemundo will have the right to approve any sub-contractors to be engaged by quepasa in connection with the design and development of the Telemundo website.


                  6. The parties agree that they shall each link and cross promote the other's website on their own websites, and each shall be considered an anchor tenant on the other's website. For purposes hereof, an anchor tenant shall mean that each party shall receive banner advertising on the home page of the other party's website. Each party shall be exclusive in its class for a period of six (6) months from the date of the IPO, i.e., quepasa shall not accept any banner advertising from any other Spanish-language television broadcaster and Telemundo shall not accept banner advertising from any other Spanish language search engine, provided, in the event of a breach of this exclusivity by either party, the other party's sole remedy shall be to elect to terminate the exclusivity granted pursuant to this sentence. Banners for the other party are to appear on each home page and, in addition, ads and pointers will appear across other related website areas; premier placement shall appear in each party's internet print ad campaigns, if any, and front screen pop-up advertising for all advertisers will appear


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immediately upon logging on to the respective parties home page.

                  7. Telemundo will provide to quepasa and quepasa shall include in its website certain content determined by Telemundo, which may include programming information, news and sports. Responsibility for the incorporation of the content on the website shall be with quepasa. Such content will, however, be the property of Telemundo, and to the extent that same is provided to quepasa, it will be provided pursuant to a gratis license, the details of which shall be specified in the more detailed agreements contemplated hereby.

                  8. Immediately upon execution of this Agreement, quepasa agrees to elect Alan Sokol as a member of its Board of Directors and in that regard agrees to maintain director and officer liability insurance in amounts reasonably satisfactory to Telemundo.

                  9. In the event the IPO is not completed within sixty (60) days of the date of this Agreement at an initial offering price (based upon the current capital structure of quepasa) of at least $10.00 per share, Telemundo shall have an option during the thirty (30) days following the sixty (60) day period to rescind this Agreement and return the Shares and the Warrant to quepasa and thereafter, neither party to this Agreement shall have any rights or obligations hereunder, except that quepasa's obligations under Sections 4 and 11 shall remain in full force and effect, notwithstanding the rescission.

                  10. quepasa agrees that prior to any filings with the Securities and Exchange Commission (the "SEC") relating to the IPO, Telemundo and its attorneys shall be entitled to review all disclosures relating to Telemundo and this Agreement, and quepasa agrees to reflect any modifications to such disclosures reasonably requested by Telemundo. quepasa agrees, however, that Telemundo shall have no responsibility for any disclosures made in any of said filings.

                  11. quepasa agrees to indemnify and hold harmless Telemundo, its officers,directors, agents and attorneys and any persons controlling Telemundo within the meaning of Section 15 of the Act against any and all losses,claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expenses (including the cost of


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any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto with respect to the IPO or any application or other document filed by quepasa or its underwriters in order to qualify share of Common Stock under the securities laws of the states where filings were made, if any, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if quepasa shall have filed with the Securities and Exchange Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  12. Upon a default, as defined below, by either party to this Agreement, without prejudice to its rights and remedies at law and in equity, the non-defaulting party shall have no further obligations or liability under this Agreement. A default is defined as (i) a breach of this Agreement by a party which is not remedied by the defaulting party within ten (10) business days after receiving written notice from the non-defaulting party setting forth the specific default or (ii) the filing of a voluntary petition in bankruptcy, the consent to the filing of a bankruptcy petition, the filing of a petition by or against a party under the Federal Bankruptcy Code, any assignment for the benefit of creditors, application for, or consent to, the appointment of any receiver, trustee or custodian or similar officer or the entry into an agreement of composition with its creditors.

                  13. All press releases, trade releases or other public announcements with respect to the transactions contemplated herein shall be jointly prepared by quepasa and Telemundo. Other than with respect to press releases announcing the entering into of this Agreement and in filings with the SEC, each party agrees that it will not, and its employees, agents or representatives will not, discuss or otherwise disclose the terms of this Agreement (including its existence) or any arrangement or other understanding with any other party other than representatives


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of the other party required to know such information in connection with the transactions contemplated herein, except to the extent such disclosure is required by law; provided, however, that prior to disclosing any confidential information as may be required by law, the party producing or directing the production of such information will use all reasonable efforts to provide the other party hereto with notice of such disclosure and a reasonable opportunity to limit or contest such disclosure.

                  14. Each party hereto shall pay its own expenses in connection with the transaction contemplated herein.

                  15. Upon execution of this Agreement, the parties agree to use their best efforts to prepare and enter into more detailed agreements in customary form reflecting the contents of this Memorandum of Agreement. In the event that the parties are unable to agree on any terms or conditions not specifically set forth herein, the parties agree to negotiate in good faith to seek resolution consistent with the customs and practices of the industry. Failure to reach agreement shall not invalidate this Agreement, and either party may seek resolution by submitting all open issues to arbitration before the American Arbitration Association in Los Angeles, California. Costs of such arbitration are to be shared equally between the parties.

                  16. Notices required or permitted to be given hereunder shall be sufficient if in writing and delivered or deposited in the mail, postage prepaid, certified mail, return receipt requested, addressed to quepasa or Telemundo, at their respective principal places of business. All notices hereunder shall be effective: (a) five (5) days after deposit in the mail; or
(b) upon delivery, if delivered in person, by commercial express service or by facsimile transmission.

                  17. This Agreement contains the entire agreement and understanding by and between the parties hereto with respect to the subject matter of this Agreement, and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the parties intended to be bound.

                  18. In the event any dispute or controversy arising out of this


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Agreement (other than as covered under Section 15 above) cannot be settled by the parties hereto, such controversy or dispute, at the election of either party hereto, by written notice to the other, shall be submitted to arbitration before the American Arbitration Association in Los Angeles, California, and for this purpose the parties each hereby expressly consent to such arbitration and such place. The costs of the arbitration and the arbitrators, including attorneys' fees of the parties, shall be borne by the non-prevailing party, as determined by the arbitrators.


                  19. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise by the laws of the State of California applicable to agreements to be entered into and performed therein.


                                    Telemundo Network Group LLC


                                    By:  /s/ Cary Meadow
                                       ----------------------------
                                         SVP


                                    quepasa.com, inc.


                                    By:  /s/ Jeffrey Peterson
                                       -----------------------------
                                         CEO

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